                                                                       EXHIBIT 1




                                  $150,000,000

                                KCS ENERGY, INC.

                      11% SENIOR NOTES DUE 2003, SERIES A


                               PURCHASE AGREEMENT


                                                                January 19, 1996

SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
NOMURA SECURITIES INTERNATIONAL, INC.
PAINEWEBBER INCORPORATED
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         KCS Energy Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to the initial purchasers listed on Schedule I hereto (the "Initial Purchasers"), $150,000,000 aggregate principal amount of its 11% Senior Notes due 2003, Series A (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of January 15, 1996 (the "Indenture"), among the Company, the Guarantors (as defined herein) and Fleet National Bank of Connecticut, as Trustee (the "Trustee").

         Initially, the Notes will be guaranteed (the "Guarantees" and, together with the Notes, the "Securities") on a senior unsecured basis by Enercorp Gas Marketing, Inc., KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Pipeline Systems, Inc., KCS Energy Marketing, Inc., KCS Power Marketing, Inc., KCS Energy Risk Management, Inc., National Enerdrill Corporation and Proliq, Inc. (collectively, the "Guarantors" and, together with the Company, the "Issuers").

         The Issuers wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Securities.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated December 20, 1995 (the

"Preliminary Offering Memorandum"), and an offering memorandum, dated January 19, 1996 (the "Offering Memorandum"), setting forth information regarding the Issuers and the Securities. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

         The Issuers understand that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Securities purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers").

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and each security issued in exchange therefor or in substitution thereof) shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         It is also understood and acknowledged that holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the

"Registration Rights Agreement") substantially in the form attached hereto as Exhibit A, to be dated the date hereof by and among the Issuers and the Initial Purchasers.

         Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or in the Offering Memorandum.

         2. Agreements to Sell, Purchase and Resell. (a) The Issuers hereby agree, subject to the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Issuers herein contained and subject to the terms and conditions set forth herein, each Initial Purchaser agrees to purchase from the Issuers severally and not jointly, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Notes (together with the Guarantees) set forth opposite the name of such Initial Purchaser in
Schedule I hereto.

                 (b) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchasers hereby represent and warrant to, and agree with, the Issuers that the Initial Purchasers (i) are purchasing the Securities pursuant to a private sale exempt from registration under the Act, (ii) have not solicited and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities as part of their initial offering, only to (A) persons whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum in private sales exempt from registration under the Act. The Initial Purchasers have advised the Issuers that they will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

         The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d)(xiv) and 7(e) hereof, counsel to the Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchasers hereby consent to such reliance.

         3. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 a.m., New York City time, on January 25, 1996 (the "Closing Date"). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuers.

         The Securities will be delivered to the Initial Purchasers against payment of the purchase price therefor by certified or official bank check payable in New York Clearinghouse (next day) funds (or, if the Initial Purchasers and the Issuers agree, by means of a wire transfer of same day funds in accordance with written instructions from the Company pursuant to which the Issuers will reimburse the Initial Purchasers for their costs of obtaining such same day funds). The Securities will be evidenced by a single global security in definitive form (the "Global Security") and/or by additional certificated securities, and will be registered, in the case of a Global Security, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

         4. Agreements of the Issuers. The Issuers agree with the Initial Purchasers as follows:

                 (a) Until the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, the Issuers will advise each of the Initial Purchasers promptly and, if requested by any of them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole, or of the happening of any event or the existence of any condition which requires any amendment or supplement to the Offering Memorandum so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) will comply with applicable law.

                 (b) The Issuers will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as it may then be amended or supplemented as they may reasonably request.

                 (c) The Issuers will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which each of the Initial Purchasers shall not previously have been advised or to which any of them shall reasonably object after being so advised.

                 (d) Prior to the execution and delivery of this Agreement, the Issuers have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Issuers consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Issuers. The Issuers consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

                 (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or another shall exist that in the judgment of the Issuers or in the reasonable opinion of the Initial Purchasers should be set forth in the Offering Memorandum so that the Offering Memorandum (x) will not contain any untrue statement of a material fact required to be stated thereunder necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law, the Issuers will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers that number of copies thereof as they shall reasonably request.

                 (f) The Issuers will cooperate with the Initial Purchasers and with the Initial Purchasers' counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject.

                 (g) So long as any of the Securities are outstanding, the Issuers will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Issuers mailed to stockholders or filed with the Securities and Exchange Commission (the "Commission") and (ii) from time to time such other information concerning the Issuers as the Initial Purchasers may reasonably request.

                 (h) The Issuers will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth under "Use of Proceeds" in the Offering Memorandum.

                 (i) Without the prior consent of the Initial Purchasers, prior to the expiration of 180 days after the date of the Offering Memorandum the Company will not offer, sell, contract to sell or otherwise dispose of any fixed income obligation having a maturity of more than one year.

                 (j) Except as stated in this Agreement and in the Offering Memorandum, the Issuers have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Issuers will not distribute any offering material in connection with the Exempt Resales. The Issuers will not solicit any offers to buy and will not offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

                 (k) The Issuers will use their commercially reasonable best efforts to cause the Securities to be eligible for trading on The PORTAL Market.

                 (l) From and after the Closing Date, so long as any of the Securities are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

                 (m) The Issuers have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

                 (n) The Issuers agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale by the Issuers to the Initial Purchasers or by the Initial Purchasers to the Eligible Purchasers of the Securities.

                 (o) The Issuers agree to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

                 (p) The Issuers agree that prior to the effective date of any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

         5. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

                 (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Securities have been prepared by the Issuers for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuers, is contemplated.

                 (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by or on behalf of an Initial Purchaser expressly for use therein.

                 (c) The Indenture has been duly and validly authorized by each of the Issuers and, upon its execution, delivery and performance by the each of the Issuers and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity; the Indenture conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

                 (d) The Notes and Guarantees have been duly authorized by the Company and each of the Guarantors, respectively, and, when executed by the Company and each of the Guarantors, respectively, and, in the case of the Notes, authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; and the Securities conform in all material respects to the description thereof in the Offering Memorandum.

                 (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                 (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                 (g) All the Company's subsidiaries (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or be in good standing does not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Offering Memorandum and except for restrictions on transferability imposed by the Act or applicable state securities or Blue Sky laws.

                 (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments of the Company or any of the Subsidiaries that are material to the Company and the Subsidiaries, taken as a whole, that are not described in the Offering Memorandum. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees except any action or dispute that would not have a Material Adverse Effect, and, to the knowledge of the Issuers, no such action or dispute is threatened.

                 (i)      Neither the Company nor any of the Subsidiaries is
         (1) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (2) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum or except where such default would not have a Material Adverse Effect.

                (j) Neither the issuance, offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement or the Indenture by the Issuers or the consummation by the Issuers of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or may be required in connection with the Registration under the Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
         (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iii) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (k) The accountants, Arthur Andersen LLP and KPMG Peat Marwick LLP, who have certified or shall certify the consolidated financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

                 (l) The consolidated financial statements, together with related schedules and notes forming part of the Offering Memorandum, present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Offering Memorandum (A) present fairly in all material respects the information shown therein, (B) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulations S-X promulgated under the Act, (C) have been properly computed on the basis described therein, and (D) the assumptions used in preparing the pro forma financial statements and other pro forma financial data included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (m) The statements of revenues and direct operating expenses for the Oil & Gas Properties of Natural Gas Processing Co. (the "NGP Properties") sold to the Company, and the notes thereto, forming part of the Offering Memorandum present fairly the revenues and direct operating expenses of the NGP Properties on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

                 (n) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each of the Company and the Guarantors of its obligations under this Agreement and the Registration Rights Agreement have been duly and validly authorized by each of the Company and the Guarantors, and each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and the Guarantors, and constitutes the valid and legally binding agreement of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                 (o) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (p) Each of the Company and the Subsidiaries has good and indefeasible title to all real property (and good and marketable title to all personal property) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions in the matters described herein that in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                 (q) Except as permitted by the Act, the Issuers have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

                 (r) Each of the Company and the Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed, all their respective obligations with respect to the Permits, except where the failure to fulfill or perform such obligations would not have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the conduct of the business of the Company and the Subsidiaries taken as a whole.

                 (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Company and the Subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions of the Company and the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets of the Company and the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (t) Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Issuers, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

                 (u) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

                 (v) Except for holders of the Securities, no holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement. Except as described in the Offering Memorandum and except for options granted after September 30, 1995 pursuant to plans or arrangements described in the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

                 (w) The Issuers are not and, upon sale of the Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Issuers of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                 (x) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                 (y) Neither the Issuers nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on any of their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offering of the Securities.

                 (z) The Issuers are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers.

                 (aa) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 2 hereof are true and correct,
         (ii) the Initial Purchasers comply with the covenants set forth in
         Section 2 hereof, (iii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by Eligible Purchasers to whom the Initial Purchasers initially resells Securities and (v) Eligible Purchasers to whom the Initial Purchasers initially resell Securities receive a copy of the Offering Memorandum prior to such sale, the purchase and sale of the Securities pursuant hereto (including the Initial Purchasers' proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) do not require registration under the Act.

                 (bb) The Company and the Subsidiaries are in compliance with, and not subject to any liability under, the common law and all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as defined herein) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law.

                 (cc) Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

         6. Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Securities to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis to permit such sending or giving. The foregoing indemnity agreement shall be in addition to any liability which the Issuers may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any of the Initial Purchasers or any person controlling any of the Initial Purchasers in respect of which indemnity may be sought against the Issuers, any such Initial Purchaser or any such person who controls an Initial

Purchaser shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Any of the Initial Purchasers or any such person who controls an Initial Purchaser shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or any such person who controls an Initial Purchaser unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or any such person who controls an Initial Purchaser and any of the indemnifying parties and such Initial Purchaser or any such person who controls an Initial Purchaser shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or any such person who controls an Initial Purchaser). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for any Initial Purchaser and any such person who controls an Initial Purchaser not having actual or potential differing interests with such indemnifying parties or another Initial Purchaser, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any person who controls an Initial Purchaser from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each of the Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Issuers, and their respective directors and officers, and any person who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from an Issuer to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. If any action, suit or proceeding shall be brought against any of the Issuers, any of their respective directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, and in respect of which indemnity may be sought against an Initial Purchaser pursuant to this paragraph (c), such Initial Purchaser shall have the rights and duties given to the Issuers by paragraph (b) above (except that if the Issuers shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Issuers, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

                 (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and an Initial Purchaser on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and such Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and an Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by such Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers on the one hand and an Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by such Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Initial Purchaser or any person who controls an Initial Purchaser, the Issuers, their respective directors or officers or any person controlling the Issuers, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to an Initial Purchaser or any person who controls an Initial Purchaser, or to an Issuer, their respective directors or officers or any person controlling an Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Securities on the Closing Date hereunder is subject to the fulfillment, in the Initial Purchasers' sole discretion, of the following conditions:

                 (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, be contemplated. No order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, shall be contemplated.

                 (b) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities.

                 (c) The Initial Purchasers shall not have been advised by the Issuers or shall not have concluded and disclosed to the Company that the Offering Memorandum contains an untrue statement of a fact which in the opinion of the Initial Purchasers or their counsel is material or omits to state a fact which in the opinion of the Initial Purchasers or their counsel, is material and is required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (d) The Initial Purchasers shall have received on the Closing Date an opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:


                          (i)     the Company is a corporation duly
                 incorporated and validly existing in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum;

                          (ii)    each Guarantor is a corporation duly
                 incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum; and all the outstanding shares of capital stock of each of the Guarantors has been duly authorized and validly issued, are fully paid and nonassessable, and to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance other than restrictions on transferability imposed by the Act or applicable state securities or Blue Sky laws;

                          (iii) the authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum;

                          (iv) the Company and the Guarantors each has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Notes and the Guaranties, as the case may be, and each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and is the valid, legal and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of the Company's and the Guarantors' obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles and the discretion of any court before which any proceedings therefor may be brought;

                          (v) the Indenture has been duly and validly authorized, executed and delivered by the Issuers and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Issuers, enforceable in accordance with its terms, subject to the qualification that the enforceability of the Issuers' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles and the discretion of any court before which any proceedings therefor may be brought;

                          (vi)    the Notes have been duly and validly
                 authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles and the discretion of any court before which any proceedings therefor may be brought;

                          (vii) the Guaranties have been duly and validly authorized by each of the Guarantors and when executed by the Guarantors in accordance with the Indenture and upon delivery to the Initial Purchasers against payment therefor in accordance of the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture, subject to the qualification that the enforceability of each of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditor's rights generally and by general equitable principles and the discretion of any court before which any proceedings therefor may be brought;

                          (viii) neither the offer, sale or delivery of the Securities, the execution, delivery or performance by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture, compliance by the Issuers with the provisions hereof or thereof nor consummation by the Issuers of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or other organizational documents of the Issuers or, to such counsel's knowledge, any material agreement, indenture, lease or other instrument to which any of the Issuers is a party or by which any of them or any of their respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers pursuant to the terms of any material agreement or instrument known to such counsel to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, nor (assuming compliance with all applicable securities laws, rules and regulations) will any such action result in any violation in any material respect of any existing law, or any regulation, ruling judgment, injunction, order or decree known to such counsel to be applicable to the Issuers or any of their respective properties;

                        (ix) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Issuers for the valid issuance and sale of the Securities to the Initial Purchasers as contemplated by this Agreement (except with respect to state securities or Blue Sky laws as to which such counsel need not opine and except those that have been previously obtained);

                          (x) to the knowledge of such counsel, other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Issuers or to which the Issuers or any of their properties, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Securities or the transactions contemplated hereby;

                          (xi) the statements under "Business and Properties -- Regulation," "Description of Existing Indebtedness," "Description of the Notes," "Certain Federal Income Tax Considerations" and "Exchange Offer; Registration Rights Agreement" in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects;

                          (xii)   except as described in the Offering
                 Memorandum, such counsel does not know of any person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right, as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                          (xiii) when the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

                          (xiv) no registration of the Securities under the Act or qualification of the Indenture under the 1939 Act is required for the sale of the Securities to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Notes in the Exempt Resales is a Qualified Institutional Buyer or an Accredited Investor, (B) the accuracy of the Initial Purchasers' representations contained in Section 2 of this Agreement and those of the Issuers in this Agreement regarding the absence of general solicitation in connection with the sales to the Initial Purchasers and the Exempt Resales and (C) the accuracy of the representations made by each Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum);

                          (xv) the Issuers are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers;

                          (xvi)   neither the Company nor any of its
                 Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the 1940 Act;

                          (xvii)  neither the Company nor any of its
                 Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of PUHCA; and

                          (xviii) although such counsel have not undertaken,
                 except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers, representatives of the independent public accountants and reservoir engineers of the Company and other outside counsel to the Company, at which conferences the contents of the Offering Memorandum and related matters were discussed and relying as to materiality to a large extent upon the analyses, judgments and opinion of officers and other representatives of the Company, nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data or reserve information included or incorporated by reference in the Offering Memorandum and information furnished by or on behalf of the Initial Purchasers).

                 In rendering the foregoing opinion, Mayor, Day, Caldwell & Keeton, L.L.P. may state that such opinion is limited to the Federal laws of the United States, the laws of the State of New York (but only with respect to paragraphs (iv) through (vii) above), the laws of the State of Texas and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied (i) as to certain matters on information obtained from public officials, officers of the Issuers and other sources believed by them to be responsible and (ii) as to matters of New Jersey law and as to New York law in relation to clause (iv) above on the opinion of Orloff, Lowenbach, Stifelman & Siegel.

                 (e) The Initial Purchasers shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to such matters as the Initial Purchasers may request.

                 (f) The Initial Purchaser shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Arthur Andersen LLP and KPMG Peat Marwick LLP, each independent public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

                 (g) (i) There shall not have been any change in the capital stock of the Company (other than options exercised pursuant to plans or arrangements described in the Offering Memorandum) nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated in the Offering Memorandum, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of each of the Issuers (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in
         Section 7(h) hereof.

                 (h) The Issuers shall not have failed at or prior to the Closing Date to have performed or complied with any of their respective agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                 (i) The Securities shall have been approved for trading on PORTAL.

                 (j) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         Any certificate or document signed by any officer of an Issuer and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Issuers to the Initial Purchasers as to the statements made therein.

         8. Expenses. (a) Whether or not the purchase and sale of the Securities hereunder is consummated or this Agreement is terminated pursuant to
Section 9 hereof, the Issuers agree, jointly and severally, to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements thereto), this Agreement, the Registration Rights Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum and the Preliminary Offering Memorandum as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities;
(v) the application for quotation of the Securities on PORTAL; (vi) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification);
(vii) the performance by the Issuers of their obligations under the Registration Rights Agreement, and (viii) the fees and expenses of the Issuers' accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers. The Issuers hereby agree that they will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this
Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

                 (b) If the purchase and sale of the Securities hereunder is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers in payment for the Securities on the Closing Date or a breach by the Initial Purchasers of any of the representations in Section 2 hereof, the Issuers shall reimburse the Initial Purchasers promptly upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and the other transactions contemplated hereby.

         9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Issuers, by notice to the Issuers, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Securities by the Initial Purchasers. Notice of such termination may be given to the Issuers by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         10. Information Furnished by the Initial Purchasers. The statements set forth in the stabilization legend on page 3 in the last paragraph on the cover page and the last two sentences of the third paragraph under the caption "Private Placement" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

         11. Miscellaneous. Except as otherwise provided in Sections 4 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Issuers, at the office of the Company at 379 Thornall Street, Edison, New Jersey 08837, Attention: Henry A. Jurand, Vice President, Treasurer and Secretary, or (ii) if to the Initial Purchasers, to Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the Initial Purchasers, and the Issuers and their respective directors, officers and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Securities in his status as such purchaser.

         12. Applicable Law; Counterparts . This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Initial Purchasers.

                                                   Very truly yours,

                                                   KCS ENERGY, INC.


                                                   ENERCORP GAS MARKETING, INC.


                                                   KCS RESOURCES, INC.


                                                   KCS MICHIGAN RESOURCES, INC.


                                                   KCS PIPELINE SYSTEMS, INC.


                                                   KCS ENERGY MARKETING, INC.

                                                KCS POWER MARKETING, INC.


                                                KCS ENERGY RISK MANAGEMENT, INC.


                                                NATIONAL ENERDRILL CORPORATION


                                                PROLIQ, INC.


                                                By   /s/ HENRY A. JURAND
                                                  ----------------------------
                                                  Henry A. Jurand
                                                  Vice President


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
NOMURA SECURITIES INTERNATIONAL, INC.
PAINEWEBBER INCORPORATED

By:   SMITH BARNEY INC.


By     /s/ JOSEPH P. McGRATH, JR.
  ----------------------------------
  Joseph P. McGrath, Jr.
  Vice President

                                   SCHEDULE I


                                KCS ENERGY, INC.


                                                                                               PRINCIPAL
                                                                                                AMOUNT
 INITIAL PURCHASER                                                                             OF NOTES
 -----------------                                                                          --------------
 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   67,500,000
 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . . . . .        37,500,000
 Nomura Securities International, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        30,000,000
 PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,000,000

                 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  150,000,000
                                                                                            ==============